Filed Pursuant to Rule 424(b)(2)

Registration No. 333-234093

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, without par value	9,000,000	$58.50	$526,500,000	$68,339.70

(1)

The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

Prospectus Supplement

(To Prospectus dated April 20, 2020)

7,826,087 Shares

Darden Restaurants, Inc.

Common Stock

We are offering 7,826,087 shares of our common stock, without par value.

Our common stock is listed on the New York Stock Exchange under the symbol “DRI.” The last reported sale price of our common stock on the New York Stock Exchange on April 20, 2020 was $61.79.

Eugene I. Lee, Jr., our President and Chief Executive Officer, has indicated his preliminary interest in purchasing approximately $1.5 million in shares of our common stock in this offering at the public offering price. Other members of our management and board of directors have also indicated a preliminary interest in purchasing approximately $2.5 million in shares of our common stock in the aggregate in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no shares in this offering to any or all of these individuals, or any or all of them may determine to purchase more, fewer or no shares in the offering. The underwriters will receive the same underwriting discount on any shares of our common stock purchased by these directors and officers as they will on any other shares sold to the public in this offering.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$58.50	$457,826,090
Underwriting Discount	$2.34	$18,313,044
Proceeds, before expenses, to Darden	$56.16	$439,513,046

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional 1,173,913 shares of our common stock at the public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about April 23, 2020.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities

Co-Managers

BTIG	SunTrust Robinson Humphrey	Fifth Third Securities

The date of this prospectus supplement is April 20, 2020.

Prospectus Supplement

Base Prospectus

All references in this prospectus supplement and the accompanying prospectus to “Darden,” “we,” “us,” “our” and “our company” are to Darden Restaurants, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Darden®, Darden Restaurants®, Olive Garden®, LongHorn Steakhouse®, Cheddar’s Scratch Kitchen®, Yard House®, The Capital Grille®, The Capital Burger®, Seasons 52®, Bahama Breeze® and Eddie V’s Prime Seafood® are our trademarks.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, the term “prospectus” refers to both parts combined. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we file with the Securities and Exchange Commission, or SEC, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate as of its date. Our business, financial condition, results of operations and prospects may have changed since the date of that information.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

AVAILABLE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.darden.com. However, the information on our Internet site is not incorporated by reference or deemed to be a part of this prospectus or any prospectus supplement.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the addresses and Internet sites listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by

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reference herein modifies or supersedes that statement. We are incorporating by reference the following documents that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

•

Darden Restaurants, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 26, 2019, filed July  19, 2019 (including the portions of Darden Restaurants, Inc.’s Definitive Proxy Statement on Schedule 14A, filed on August 5, 2019, incorporated by reference therein);

•

Darden Restaurants, Inc.’s Quarterly Reports on Form 10-Q for the periods ended August 25, 2019, filed October 1, 2019, November  24, 2019, filed January 2, 2020 and February  23, 2020, filed March 31, 2020; and

•

Darden Restaurants, Inc.’s Current Reports on Form 8-K filed June 20, 2019 (only Item 5.02), September  19, 2019 (only Item 5.07), March  19, 2020 (only Item 2.03 and Item 5.02), April  7, 2020, April 13, 2020 and April 20, 2020.

Any further filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) prior to the termination of the offering of the common stock made hereby also will be incorporated by reference in this prospectus supplement (other than information in such documents that is deemed not to be filed).

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida, 32837, Attention: Investor Relations; telephone number 1-800-832-7336. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Descriptions in this prospectus or in any document incorporated by reference herein or therein of contracts or other documents are not necessarily complete, and in each instance, reference is made to the copies of these contracts or other documents incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements set forth in this prospectus supplement, the accompanying prospectus and any term sheet and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus regarding the expected increase in the number of our restaurants, projections for U.S. same-restaurant sales and capital expenditures in fiscal 2020 and all other statements that are not historical facts, including without limitation statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Darden Restaurants, Inc. and its subsidiaries that are preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan”, “outlook” or similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This statement is included for purposes of complying with the safe harbor provisions of that Act. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements for any reason to reflect events or circumstances arising after such date. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements due to, among others, the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

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SUMMARY

This summary is not complete and does not contain all of the information that you should consider before buying our common stock in this offering. You should read carefully the entire prospectus supplement and the accompanying prospectus, including in particular the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and the more detailed information and financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Darden

Darden Restaurants, Inc. is a full-service restaurant company. As of February 23, 2020, we owned and operated 1,812 restaurants in all 50 United States and in Canada. Our 1,812 company-owned restaurants include 870 Olive Garden®, 522 LongHorn Steakhouse®, 169 Cheddar’s Scratch Kitchen®, 81 Yard House®, 60 The Capital Grille® (including two The Capital Burger restaurants), 45 Seasons 52®, 42 Bahama Breeze® and 23 Eddie V’s Prime Seafood® restaurants. Independent third parties operate 63 restaurants in the United States and worldwide pursuant to area development and franchise agreements with us.

Darden Restaurants, Inc. is a Florida corporation incorporated in March 1995, and is the parent company of GMRI, Inc., also a Florida corporation. GMRI, Inc. and certain other of our subsidiaries own and operate our restaurants. GMRI, Inc. was originally incorporated in March 1968 as Red Lobster Inns of America, Inc. We were acquired by General Mills, Inc. in 1970 and became a separate publicly held company in 1995 when General Mills distributed all of our outstanding stock to the stockholders of General Mills. Our principal executive offices and restaurant support center are located at 1000 Darden Center Drive, Orlando, Florida 32837, telephone (407) 245-4000.

We operate on a 52/53-week fiscal year, which ends on the last Sunday in May. Fiscal 2019, which ended May 26, 2019, consisted of 52 weeks. Fiscal 2018, which ended May 27, 2018, consisted of 52 weeks and fiscal 2017, which ended May 28, 2017, consisted of 52 weeks. Fiscal 2020 is a 53 week year ending on May 31, 2020.

Strategy

We believe that capable operators of strong multi-unit brands have the opportunity to increase their share of the restaurant industry’s full-service segment. Generally, the restaurant industry is considered to be comprised of three segments: quick service, fast casual, and full-service. All of our restaurants fall within the full-service segment, which is highly fragmented and includes many independent operators and small chains. We believe we have strong brands, and that the breadth and depth of our experience and expertise sets us apart in the full-service restaurant industry. This collective capability is the product of investments over many years in areas that are critical to success in our business, including restaurant operations excellence, brand management excellence, supply chain, talent management and information technology, among other things.

During fiscal 2019, our operating philosophy was focused on improving the core operational fundamentals of the business by providing an outstanding guest experience rooted in culinary innovation, attentive service, engaging atmosphere, and integrated marketing. We enable each brand to reach its full potential by leveraging its scale, insight, and experience in a way that protects uniqueness and competitive advantages. Additionally, brands can capitalize on insights to deliver customized one-to-one customer relationship marketing. We hold ourselves accountable for operating our restaurants with a sense of urgency to achieve our commitments to all of our stakeholders.

Restaurant Brands

Olive Garden.    Olive Garden is an internally-developed brand and is the largest full-service dining Italian restaurant operator in the United States. Olive Garden offers a variety of Italian foods featuring fresh ingredients presented simply with a focus on flavor and quality, and a broad selection of imported Italian wines. In 1982, Olive Garden opened its first restaurant in Orlando, Florida.

LongHorn Steakhouse.    LongHorn Steakhouse is a full-service steakhouse restaurant with locations primarily in the eastern United States, operating in an atmosphere inspired by the American West. LongHorn Steakhouse opened its first restaurant in 1981 and we acquired LongHorn Steakhouse in October 2007 as part of the RARE Hospitality International, Inc. (“RARE”) acquisition. LongHorn Steakhouse restaurants feature a variety of menu items including signature fresh steaks and chicken, as well as salmon, shrimp, ribs, pork chops, burgers and prime rib.

Cheddar’s Scratch Kitchen.    Cheddar’s Scratch Kitchen is a full service restaurant operating primarily in Texas and throughout the southern, midwestern and mid-Atlantic regions of the United States. The casual dining menu features modern classics and American favorites cooked from scratch. Cheddar’s Scratch Kitchen opened its first restaurant in 1979 and we acquired Cheddar’s Scratch Kitchen in April 2017.

Yard House.    Yard House is a full-service restaurant operating in metropolitan areas across the United States and is known for great food, classic rock and features over 100 draft beer offerings. The American menu includes more than 100 chef driven items with a wide range of appetizers, snacks, burgers and steaks, street tacos, salads, sandwiches, fresh fish and a generous selection of vegetarian dishes. Yard House opened its first restaurant in 1996 and we acquired Yard House in August 2012.

The Capital Grille.    The Capital Grille is a fine dining restaurant with locations in major metropolitan cities in the United States featuring relaxed elegance and style. The Capital Grille opened its first restaurant in 1990 and we acquired The Capital Grille in October 2007 as part of the RARE acquisition. Nationally acclaimed for dry aging steaks on the premises, the restaurants feature an award-winning wine list offering over 350 selections, personalized service, a comfortable club-like atmosphere, and premiere private dining rooms.

Seasons 52.    Seasons 52 is an internally-developed full-service restaurant brand operating primarily in the eastern United States, with a casually sophisticated, fresh grill and wine bar that offers a seasonally changing menu. The menu includes an international collection of wines, featuring 52 wines available by the glass, along with exceptional signature handcrafted cocktails. In 2003, Seasons 52 opened its first restaurant in Orlando, Florida.

Bahama Breeze.    Bahama Breeze is an internally-developed full-service restaurant brand operating primarily in the eastern United States that offers guests the feeling of a Caribbean escape, with food, drinks and atmosphere found in the islands. The menu features distinctive, Caribbean-inspired fresh seafood, chicken and steaks as well as handcrafted tropical cocktails. In 1996, Bahama Breeze opened its first restaurant in Orlando, Florida.

Eddie V’s.    Eddie V’s is a fine dining restaurant with locations in major metropolitan cities in the United States, with a sophisticated and contemporary ambiance, featuring live nightly music in the V Lounge. The menu is inspired by the great classic restaurants of New Orleans, San Francisco and Boston, with an emphasis on prime seafood creations, USDA prime beef and chops, and fresh oyster bar selections. The atmosphere provides a comfortable dining experience reminiscent of a modern day Gatsby “where your pleasure is our sole intention.” Eddie V’s opened its first restaurant in 2000 and we acquired Eddie V’s in November 2011.

Recent Developments

In March 2020, the COVID-19 outbreak was declared a National Public Health Emergency and resulted in a significant reduction in guest traffic at our restaurants due to changes in consumer behavior as individuals are being encouraged to practice social distancing, reduced restaurant seating capacity and other restrictions mandated by state and local governments. As of the date of this prospectus supplement, the dining rooms in all of our restaurants are closed and almost all restaurants continue to operate on a “To Go” only or, for some restaurants, “To Go plus delivery” model. We have been in discussions with our major suppliers and currently have not experienced disruptions in our supply chain. In response to the current conditions, our Board of Directors has suspended the quarterly cash dividend and intends to review our dividend policy as developments warrant. Additionally, to secure our liquidity position and provide financial flexibility given uncertain market conditions we have fully drawn on our $750.0 million Revolving Credit Agreement, entered into a new $270.0 million 364 day Term Loan Credit Agreement and suspended our share repurchase activity.

For the fourth quarter to date through Sunday, April 19, 2020, Darden same-restaurant sales declined 44.7% over the same period in the prior year. At recent weekly sales levels, we estimate our ongoing weekly cash burn rate will average approximately $20 million including capital expenditures and not including any additional changes to net working capital. Same-restaurant sales performance by segment for each week of our fiscal quarter compared to the same period in the prior year, along with quarter-to-date results, are as follows:

	Week ended								QTD April 19
	March 1	March 8	March 15	March 22	March 29	April 5	April 12	April 19
Olive Garden	3.1%	0.0%	(18.7)%	(71.1)%	(64.7)%	(59.7)%	(53.6)%	(44.8)%	(38.0)%
LongHorn Steakhouse	4.6%	3.1%	(15.9)%	(69.2)%	(75.3)%	(71.9)%	(66.3)%	(59.2)%	(42.6)%
Fine Dining	2.1%	(4.0)%	(27.7)%	(85.4)%	(87.9)%	(89.1)%	(76.3)%	(86.3)%	(55.9)%
Other Business	1.2%	(2.8)%	(27.5)%	(87.5)%	(94.0)%	(92.1)%	(88.0)%	(87.9)%	(59.2)%

To Go sales for Olive Garden and LongHorn Steakhouse for each week of our fiscal quarter are as follows:

	Week Ended
To Go Sales per Restaurant	March 1	March 8	March 15	March 22	March 29	April 5	April 12	April 19
Olive Garden	$16,191	$15,500	$14,942	$20,549	$34,524	$39,133	$44,000	$52,936
LongHorn Steakhouse	$6,517	$6,406	$6,210	$11,379	$17,361	$19,858	$23,117	$28,653

The Offering

Issuer	Darden Restaurants, Inc.

Common stock offered	7,826,087 shares of common stock (or 9,000,000 shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Common stock to be outstanding immediately after this offering	128,705,333 shares of common stock (or 129,879,246 shares of common stock if the underwriters exercise their option to purchase additional shares in full).

New York Stock Exchange Symbol	“DRI”

Use of Proceeds	We estimate that we will receive approximately $439.2 million (or $505.1 million if the underwriters exercise their option to purchase additional shares in full), after deducting our estimated offering expenses and the underwriting discount. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our common stock involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5 as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

RISK FACTORS

An investment in our common stock involves risks. Before deciding whether to purchase our common stock, you should consider the risks discussed below and in our Annual Report on Form 10-K for the fiscal year ended May 26, 2019 and other filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks we have not anticipated or discussed, could have a material impact on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline substantially.

The novel coronavirus (COVID-19) outbreak has disrupted and is expected to continue to disrupt our business, which has and could continue to materially affect our operations, financial condition and results of operations for an extended period of time.

The pandemic novel coronavirus (COVID-19) outbreak, federal, state and local government responses to COVID-19 and our Company’s responses to the outbreak have all disrupted and will continue to disrupt our business. In the United States, individuals are being encouraged to practice social distancing, restricted from gathering in groups and in some areas, placed on complete restriction from non-essential movements outside of their homes. In response to the COVID-19 outbreak and these changing conditions, we have closed the dining rooms in all of our restaurants and we are operating on a “To Go” only, or, for some of our restaurants, “To Go plus delivery” model in the jurisdictions where government regulations permit restaurants to continue to operate and where the guest demand makes such operations sustainable. We have closed certain restaurants, modified work hours for our team members and identified and implemented cost savings measures throughout our operations. The COVID-19 outbreak and these responses have affected and will continue to adversely affect our guest traffic, sales and operating costs and we cannot predict how long the outbreak will last or what other government responses may occur.

The COVID-19 outbreak has also adversely affected our ability to open new restaurants. Due to the uncertainty in the economy and to preserve liquidity, we have paused nearly all construction of new restaurants and certain remodeling projects at existing restaurants. These changes may materially adversely affect our ability to grow our business, particularly if these construction pauses are in place for a significant amount of time.

In order to secure our liquidity position, we have fully drawn the $750.0 million capacity of the Company’s Revolving Credit Agreement and we entered into a new, $270.0 million 364 day term Loan Credit Agreement in April 2020. A material increase in our level of debt or material impairments of our assets could cause our debt to total capitalization ratio to exceed the maximum level permitted under the covenants in our Revolving Credit Agreement and Term Loan Credit Agreement. If the business interruptions caused by COVID-19 last longer than we expect, we may continue to seek other sources of liquidity. The COVID-19 outbreak is adversely affecting the availability of liquidity generally in the credit markets, and there can be no guarantee that additional liquidity will be readily available or available on favorable terms, especially the longer the COVID-19 outbreak lasts.

Our restaurant operations could be further disrupted if large numbers of our employees are diagnosed with COVID-19. If a significant percentage of our workforce is unable to work, whether because of illness, quarantine, limitations on travel or other government restrictions in connection with COVID-19, our operations may be negatively impacted, potentially materially adversely affecting our liquidity, financial condition or results of operations.

Our suppliers could be adversely impacted by the COVID-19 outbreak. If our suppliers’ employees are unable to work, whether because of illness, quarantine, limitations on travel or other government restrictions in connection with COVID-19, we could face shortages of food items or other supplies at our restaurants and our operations and sales could be adversely impacted by such supply interruptions.

The equity markets in the United States have been extremely volatile due to the COVID-19 outbreak and the Company’s stock price has fluctuated significantly. We have equity hedges in place to protect the Company from exposure to market risk related to future payout of equity-based compensation awards. However, because these hedges also net settle on a cash basis quarterly, we may be required to make cash payments at those quarterly settlement dates and the amounts of those payments are difficult to predict due to the recent extreme volatility of the equity markets. These cash payments may ultimately be offset by payments to us from the hedge counterparties or reductions in expected payouts to employees when those equity hedges finally fully settle and the related equity awards pay out.

Additional government regulations or legislation as a result of COVID-19 in addition to decisions we have made and may make in the future relating to the compensation of and benefit offerings for our restaurant team members could also have an adverse effect on our business. We cannot predict the types of additional government regulations or legislation that may be passed relating to employee compensation as a result of the COVID-19 outbreak. We have implemented paid sick leave, emergency pay policies and taken other compensation and benefit actions to support our restaurant team members during the COVID-19 business interruption, but those actions may not be sufficient to compensate our team members for the entire duration of any business interruption resulting from COVID-19. Those team members might seek and find other employment during that interruption, which could materially adversely affect our ability to properly staff and reopen our restaurants with experienced team members when the business interruptions caused by COVID-19 abate or end.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $439.2 million (or $505.1 million if the underwriters exercise their option to purchase additional shares in full), after deducting our estimated offering expenses and the underwriting discount. We intend to use the net proceeds from this offering for general corporate purposes.

We may temporarily invest any net proceeds prior to their use for the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, short-term investment grade securities, bank certificates of deposit, or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the net proceeds with banks.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes U.S. federal income tax considerations to a Non-U.S. Holder (defined below) relevant to the acquisition, ownership and disposition of shares of our common stock. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction or under U.S. federal gift and estate tax laws, and is limited to Non-U.S. Holders. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to Non-U.S. Holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

•	tax-exempt organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

•	real estate investment trusts or regulated investment companies;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; or

•	persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner or such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock (other than a partnership) that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

In general, if we make a distribution to a Non-U.S. Holder with respect to our common stock, it will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common shares and thereafter will be treated as capital gain subject to the tax treatment described below in “Sale or Other Disposition of Common Stock.” The balance of this paragraph relates to distributions that are treated as dividends for U.S. federal income tax purposes. Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividends are eligible for a reduced rate of withholding under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder generally is required to provide to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to United States persons. The Non-U.S. Holder generally is required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on any effectively connected dividends received by a foreign corporation for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, (ii) in the case of an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a “USRPHC”) under the Foreign Investment in Real Property Tax Act (“FIRPTA”) for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, also may be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate).

In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses).

In the case described in (iii) above, we have not determined whether we are a USRPHC. However, even if we are, or become, a USRPHC, so long as shares of our common stock continue to be regularly traded on an established securities market, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (actually or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition or such Non-U.S. Holder’s holding period. Non-U.S. Holders should consult their tax advisors about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

We, or an applicable withholding agent, must report annually to the IRS and to each Non-U.S. Holder the amount of distributions on our common stock paid to such Non-U.S. Holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Backup withholding, however, generally will not apply to payments to a Non-U.S. Holder on our common stock provided the Non-U.S. Holder furnishes to the payor the required certification as to its Non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the Non U.S. Holder is a United States person (as defined in the Code) that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as the representatives of the underwriters named below. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the aggregate number of shares of common stock set forth opposite that underwriter’s name in the table below:

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	2,973,914
BofA Securities, Inc.	2,895,652
BTIG, LLC	860,869
SunTrust Robinson Humphrey, Inc.	626,087
Fifth Third Securities, Inc.	469,565

Total	7,826,087

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions and that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased (other than the shares covered by the option below unless and until this option is exercised). The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the common stock may be terminated. The offering of the shares of the common stock by the underwriters is subject to receipt and acceptance of the shares and subject to the Underwriters’ right to reject any order in whole or in part.

Eugene I. Lee, Jr., our President and Chief Executive Officer, has indicated his preliminary interest in purchasing approximately $1.5 million in shares of our common stock in this offering at the public offering price. Other members of our management and board of directors have also indicated a preliminary interest in purchasing approximately $2.5 million in shares of our common stock in the aggregate in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no shares in this offering to any or all of these individuals, or any or all of them may determine to purchase more, fewer or no shares in the offering. The underwriters will receive the same underwriting discount on any shares of our common stock purchased by these directors and officers as they will on any other shares sold to the public in this offering.

The underwriters have an option to purchase up to an additional 1,173,913 shares from us. The underwriters may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Underwriting Discounts and Expenses

The following table summarizes the underwriting discount to be paid to the underwriters. These amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per Share	$2.34	$2.34
Total	$18,313,044	$21,060,000

Shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount of up to $1.40 per share from the initial public offering price. After the initial offering of the shares of common stock, the representatives may change the offering price and the other selling terms.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts, will be approximately $350,000.

Lock-Up Agreements

We, our directors and certain of our executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. In the case of the Company, this agreement does not apply to any existing employee benefit plans.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Notices to Prospective Investors

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares of common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106

Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Certain Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, from time to time, and may continue to provide to us and to persons and entities that have relationships with us, investment banking, commercial banking, financial and other services, including letters of credit, share repurchase, depository and account processing services, for which we have paid and intend to pay customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies.

Affiliates of certain of the underwriters are lenders and/or agents under our Revolving Credit Agreement and our Term Loan Credit Agreement.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP. Certain matters of Florida law will be passed upon for us by Anthony G. Morrow, Esq., our Senior Vice President, Division General Counsel—Securities and Finance. As of April 17, 2020, Anthony G. Morrow owned 5,758 shares of our common stock, 2,697 unvested restricted stock units, 3,270 unvested Darden performance share units that may settle in shares of our common stock, 39 shares of our common stock held through a partnership and held options to purchase 30,854 shares of our common stock, 8,668 of which are unvested. Bracewell LLP will pass upon certain legal matters relating to this offering for the underwriters.

EXPERTS

The consolidated financial statements of Darden Restaurants, Inc. as of May 26, 2019 and for each of the years in the three-year period ended May 26, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of May 26, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

DARDEN RESTAURANTS, INC.

Common Stock

Debt Securities

We may offer and sell from time to time the securities described in this prospectus, in one or more classes or series, in one or more offerings, in amounts, at prices and on terms that we will determine at the time of the offering.

We may offer and sell these securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus or a term sheet will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers.

We will provide the specific terms of these securities in a prospectus supplement or term sheet. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement or term sheet. You should read this prospectus and prospectus supplement or term sheet carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “DRI.”

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2020.

All references in this prospectus to “Darden,” “we,” “us,” “our” and “our company” are to Darden Restaurants, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Olive Garden®, LongHorn Steakhouse®, Cheddar’s Scratch Kitchen®, Yard House®, The Capital Grille®, Seasons 52®, Bahama Breeze® and Eddie V’s Prime Seafood® are our trademarks.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may sell the securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements or term sheets containing specific information about the terms of that offering. The prospectus supplements or term sheets may also add, update or change information contained in this prospectus. If information in the prospectus supplement or term sheets is inconsistent with the information in this prospectus, then the information in the prospectus supplement or term sheets will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading “Where You Can Find More Information About Darden” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or term sheet. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or term sheet, as well as information we previously filed or subsequently file with the SEC that is incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since the date of that information.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet and the documents incorporated by reference in this prospectus or any prospectus supplement or term sheet may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Darden Restaurants, Inc. and its subsidiaries. Statements preceded by, followed by or that include words “believe,” “will,” “expect,” “intend,” “estimate,” “project, “outlook” and similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement or term sheet and the documents incorporated by reference in this prospectus and any applicable prospectus supplement or term sheet. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

ii

DARDEN RESTAURANTS, INC.

Darden Restaurants, Inc. is the world’s largest company-owned and operated full service restaurant company. As of February 23, 2020, we owned and operated 1,812 restaurants in all 50 United States and in Canada. Our 1,812 company-owned restaurants include 870 Olive Garden®, 522 LongHorn Steakhouse®, 169 Cheddar’s Scratch Kitchen®, 81 Yard House®, 60 The Capital Grille® (including two The Capital Burger restaurants), 45 Seasons 52®, 42 Bahama Breeze® and 23 Eddie V’s Prime Seafood® restaurants.

Darden Restaurants, Inc. is a Florida corporation incorporated in March 1995, and is the parent company of GMRI, Inc., also a Florida corporation. GMRI, Inc. and certain other of our subsidiaries own and operate our restaurants. GMRI, Inc. was originally incorporated in March 1968 as Red Lobster Inns of America, Inc. We were acquired by General Mills, Inc. in 1970 and became a separate publicly held company in 1995 when General Mills distributed all of our outstanding stock to the stockholders of General Mills. Our principal executive offices and restaurant support center are located at 1000 Darden Center Drive, Orlando, Florida 32837, telephone (407) 245-4000.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K filed with the SEC, as may be updated from time to time in our Quarterly Reports on Form 10-Q, and other of our filings with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement or term sheet applicable to the securities we offer might contain a discussion of additional risks applicable to an investment in us and the particular securities we are offering under that prospectus supplement or term sheet.

USE OF PROCEEDS

Unless the applicable prospectus supplement or term sheet states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of acquisitions. The prospectus supplement or term sheet relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the Articles of Incorporation) and our By-laws, as amended (the Bylaws). We encourage you to read our amended and restated articles of incorporation, our bylaws and the applicable provisions of the Florida Business Corporation Act for additional information.

General

Our Articles of Incorporation currently authorize the issuance of five hundred million shares of our common stock, without par value, and twenty-five million shares of preferred stock, without par value, issuable in one or more series. Our common stock is listed and principally traded on the New York Stock Exchange under the symbol “DRI.” All outstanding shares of our Common Stock are fully paid and nonassessable.

Dividend Rights

The holders of common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available for that purpose, provided that if any shares of preferred stock are at the time outstanding, the payment of dividends on common stock or other distributions (including purchases of common stock) may be subject to the declaration and payment of full cumulative dividends, and the absence of overdue amounts in any mandatory sinking fund, on outstanding shares of preferred stock.

Voting Rights

The holders of common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors, subject to the voting rights of any preferred stock then outstanding. The holders of common stock are not entitled to cumulative voting of their shares in the election of directors. The Board of Directors is declassified and each director stands for election every year. Directors are to be elected by a majority of the votes cast by the holders of common stock entitled to vote and present in person or represented by proxy, provided that if the number of nominees standing for election at any meeting of the stockholders exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast. Except as provided by law, all other matters are to be decided by a vote of a majority of votes cast by the holders of common stock entitled to vote and present in person or represented by proxy.

Liquidation Rights

In the event of liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any preferred stock then outstanding.

Other Rights

The holders of common stock do not have any conversion rights or any preemptive rights to subscribe for stock or any other securities of the Company. There are no redemption or sinking fund provisions applicable to our common stock. There are no restrictions on transfer of our common stock, except as provided by law. There are no provisions in our Articles of Incorporation or our Bylaws discriminating against existing or prospective holders of our common stock as a result of any stockholder owning a substantial amount of our common stock.

Certain Anti-Takeover Effects

Certain provisions of our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or preventing a change in control of the Company.

No Shareholder Action by Written Consent. Our Articles of Incorporation requires that all shareholder action be taken upon the vote of shareholders at an annual or special meeting of shareholders duly notice and called in accordance with Florida law, and no such action may be taken without a meeting by written consent of shareholders.

Effect of Preferred Shares. Our Board of Directors is authorized to approve the issuance of one or more series of preferred stock without further authorization of our stockholders and to fix the number of shares, the designations, the relative rights and the limitations of any series of preferred stock. As a result, our Board of Directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in our control.

Advance Notice Procedures. Our Bylaws provide for an advance notice procedure for shareholders to nominate persons to stand for election as a director or to bring other business before meetings of our shareholders. Any shareholder wishing to nominate persons to stand for election as a director or to bring other business before meetings must deliver advance written notice and certain other information to our secretary in accordance with our Bylaws.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the indenture described below. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About Darden” for information on how to obtain copies.

A prospectus supplement or term sheet will describe the specific terms of any particular series of debt securities offered under that prospectus supplement or term sheet, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement or term sheet, known as a pricing supplement.

General

We will issue the debt securities in one or more series under the indenture dated as of January 1, 1996 between us and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee. The indenture does not limit the amount of debt securities that we may issue under it at any time. We may issue additional debt securities under the indenture in one or more series from time to time with terms different from those of other debt securities already issued under the indenture.

Ranking

The debt securities will be our unsecured and unsubordinated obligations and will rank equally and ratably with our other current and future unsecured and unsubordinated debt. The debt securities will be effectively subordinated to all of our secured debt (as to the collateral pledged to secure this debt). In addition, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and other obligations at the subsidiary level because, as the common stockholder of our direct and indirect subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. Except as described under the section entitled “—Some Restrictive Covenants” below, the indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

Terms

The prospectus supplement or term sheet, including any separate pricing supplement, relating to a series of debt securities that we offer using this prospectus will describe the following terms of that series, if applicable:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the person to whom interest is payable, if other than the person in whose name it is registered as of the record date for payment of interest;

•	the date or dates on which the offered debt securities will mature and any rights of extension;

•	the annual rate or rates, if any, which may be fixed or variable, at which the offered debt securities will bear interest, or the method by which such rate or rates will be determined;

•	the date from which interest will accrue, the interest payment date or dates and the regular related record date or dates;

•	the place or places where the principal, premium, if any, and interest on the offered debt securities will be payable;

•

the period or periods, if any, within which and the price or prices at which the offered debt securities may be redeemed, under any redemption provisions, at our option, and other detailed terms of the optional redemption provisions;

•

our obligation to redeem or purchase the offered debt securities under any sinking fund, or at your option, and the terms and conditions under which the offered debt securities may be redeemed or purchased, in whole or in part, under this obligation;

•	if other than in denominations of U.S. $1,000 or multiples of U.S. $1,000, the denominations in which the offered debt securities will be issued;

•	any index or formula used to determine the amount of principal, premium, if any, or interest payable on the offered debt securities;

•

the currency or currency units in which the offered debt securities are denominated, and principal and interest may be payable, and for which the debt securities may be purchased, if other than in U.S. dollars;

•

if the principal, premium, if any, or interest paid on the offered debt securities are specified or payable at our option or at yours, in a currency other than U.S. dollars, whether and under what terms and conditions this election can be made and the amount payable, or the manner in which this amount is determined;

•	if other than the principal amount of the offered debt security, the portion of the principal payable at acceleration of the offered debt securities following an event of default;

•

if the principal amount payable at maturity of the offered debt securities will not be determinable as of any date prior to maturity, the principal amount of offered debt securities at that date, including the principal amount deemed outstanding as of any date prior to maturity, or in any case, the manner in which this amount is determined;

•	if the offered debt securities are not defeasible as described under the section entitled “—Defeasance” below;

•

whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or debt securities and the circumstances under which you may exchange any global security for debt securities registered in the name of an entity other than the depositary or its nominee, and under which any transfer of the global security may be registered to such an entity;

•	any event of default or covenant related to the offered debt securities of a particular series, if not specified in this prospectus; and

•	any other terms of the offered debt securities that will not conflict with the provisions of the indenture.

Unless the applicable prospectus supplement or term sheet specifies otherwise, we will issue the debt securities in fully registered form denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000. We may issue the offered debt securities in the form of one or more global certificates, as described below under the section entitled “—Global Securities.”

Although debt securities offered by this prospectus will be issued under the indenture, there is no requirement that we issue future debt securities under the indenture. Accordingly, we may use other indentures or documentation containing different provisions in connection with future issuances of our debt.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement or term sheet relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement or term sheet relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to those debt securities.

The indenture does not contain covenants or other provisions designed to afford holders of debt securities protection in the event of a highly-leveraged transaction involving us. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement or term sheet relating to those debt securities.

Exchange, Registration and Transfer

You may exchange debt securities of any series that are not global securities for other registered securities of the same series and of like aggregate principal amount in different authorized denominations. Transfers and exchanges may be made without service charge and after payment of any taxes or other governmental charges as described in the indenture. We have appointed the trustee as security registrar as provided under the indenture. The security registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

If a debt security is issued as a global security, only the depositary or its nominee as the sole holder of the debt security will be entitled to transfer and exchange the debt security as described under the section entitled “—Global Securities” below.

Payment and Paying Agent

Unless the applicable prospectus supplement or term sheet specifies otherwise, we will pay the principal, premium, if any, and interest on the offered debt securities at the principal corporate trust office of the trustee, and the trustee will act as paying agent for the offered debt securities. In addition, unless the applicable prospectus supplement or term sheet specifies otherwise, and with the exception of global securities, we may, at our option, pay interest by check mailed to the address of the person entitled to it, as it appears on our security register.

Global Securities

We may issue a series of debt securities offered by this prospectus, in whole or in part, in the form of one or more global securities, which will have an aggregate principal amount equal to that of the debt securities represented thereby.

Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement or term sheet. We anticipate that the following provisions will generally apply to depositary arrangements for the offered debt securities.

Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement or term sheet and will be deposited with the depositary or its nominee or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided in the indenture.

As long as the depositary, or its nominee, is the registered holder of the global security, the depositary or nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the global security or any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered to be the owners or holders under the indenture relating to those debt securities.

All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those debt securities. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, which institutions we refer to as the participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effective only through, records maintained by the depositary and its participants. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our or the trustee’s agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to beneficial interests.

Some Restrictive Covenants

Unless the applicable prospectus supplement or term sheet specifies otherwise, the debt securities will be subject to certain restrictive covenants described below. These covenants apply to us and to certain of our subsidiaries. Any additional restrictive covenants applicable to a particular series of debt securities that we offer will be described in the applicable prospectus supplement or term sheet.

Limitations on Liens

Unless the applicable prospectus supplement or term sheet specifies otherwise, neither we nor any restricted subsidiary will incur, issue, assume or guarantee any debt secured by a lien on any principal property, of ours or of any restricted subsidiary, or on shares of capital stock or debt issued by any restricted subsidiary and owned by us or any restricted subsidiary, whether the principal property, shares or debt were owned on the date of the indenture or acquired after that date, without providing that the debt securities will be secured equally and ratably with all other debt also secured, as long as this debt is secured.

“Debt” means any obligation of ours or of any of our subsidiaries, or any obligation guaranteed by us or any of our subsidiaries to repay money borrowed, whether evidenced by bonds, debt securities, notes or similar instruments, and including reimbursement obligations related to commercial letters of credit, bankers’ acceptances or similar facilities.

“Lien” means, for any property or asset, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind related to that property or asset, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Principal property” means all restaurant or related equipment and real property, in each case which is owned by us or a subsidiary and which constitutes all or part of any restaurant located within the United States or Canada.

“Restricted subsidiary” means any subsidiary of ours which does not meet one of the following conditions:

•

the greater portion of the operating assets is located, or the principal business is carried on, outside the United States and Canada, or which, during the 12 most recent calendar months, or shorter period elapsed since its organization, derived the major portion of its gross revenues from sources outside the United States or Canada;

•	the principal business consists of financing or assisting in the financing of dealers, distributors or other customers to facilitate:

•	the acquisition or disposition of our products or of any of our subsidiaries, or

•	obtaining equipment or machinery used in this acquisition or disposition;

•	the principal business consists of owning, leasing, dealing in or developing real property; or

•	substantially all of the assets consist of securities of subsidiaries described in the first three bullet points above.

“Subsidiary” means a corporation in which we or one or more subsidiaries directly or indirectly own more than 50% of the outstanding voting stock. Voting stock is a stock which ordinarily has voting power for the election of directors, at all times or as long as no senior class of stock has this voting power due to a contingency.

The limitations on liens do not apply to:

•	liens existing on the date of the indenture;

•

liens on any principal property acquired, constructed or improved by us or any restricted subsidiary after the date of the indenture which are created or assumed at the time of, or within 180 days of the acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of the acquisition, construction or improvement;

•

liens on property, shares of capital stock or debt existing at the time they are acquired by us whether by merger, consolidation, purchase, lease or some other method, including liens existing at the time that the corporation becomes a restricted subsidiary;

•	liens in favor of us or any of our restricted subsidiaries;

•

liens in favor of the state or federal government, any department, agency or subdivision of any state or federal government, or Canada or any political subdivision of Canada, to secure partial, progress, advance or other payments, to secure other contractual or statutory obligations, or to secure any debt incurred to finance the cost of acquiring, constructing or improving the property that is subject to the lien, including liens incurred in connection with pollution control, industrial revenue or similar financings;

•

liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise if we disposed of the property within 180 days after the creation of these liens and if any debt secured by these liens will be without recourse to us or any subsidiary;

•

liens imposed by law, including mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other liens arising in the ordinary course of business, or federal, state or municipal liens arising out of contracts for the sale of products or services by us or any restricted subsidiary, or deposits or pledges to obtain the release of any of these liens;

•	pledges or deposits under workmen’s compensation or similar laws or under other circumstances;

•

liens in connection with legal proceedings, including liens arising out of judgments or awards, contested in good faith by us or our restricted subsidiary, or liens incurred by us or our restricted subsidiary to obtain a stay or discharge in the course of legal proceedings;

•	liens for taxes or assessments not yet due or delinquent, or which can be paid without penalty, or contested in good faith by appropriate proceedings;

•	liens consisting of restrictions on the use of real property which do not interfere materially with the property’s use or value; or

•

any extension, renewal or replacement, as a whole or in part, of any lien existing on the date of the indenture or of any lien referred to in the second, third and in the last six bullet points above. This extension, renewal or replacement lien must, however, be limited to all or part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced, plus improvements on the property, and the debt secured by the lien at that time must not be increased.

The limitations on liens also do not apply if at the time and after giving effect to any debt secured by a lien and any retirement of debt secured by a lien:

•

the total amount of all existing debt secured by liens which could not have been incurred by us or our restricted subsidiary without equally or ratably securing the debt securities, and which is not subject to the exceptions described above, plus

•	the attributable value of all sale and leaseback transactions entered into in reliance on the penultimate paragraph of the section titled “—Limitations on Sale and Leaseback Transactions”

does not exceed the greater of 10% of our consolidated capitalization or $250,000,000.

“Consolidated capitalization” means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by our consolidated balance sheet and the consolidated balance sheet of our subsidiaries, whether or not consolidated for accounting purposes.

Limitations on Sale and Leaseback Transactions

Unless the applicable prospectus supplement or term sheet specifies otherwise, neither we nor any of our restricted subsidiaries will enter into any sale and leaseback transaction involving the leasing for a period greater than three years of any principal property, unless either:

•

we or our restricted subsidiary would be, at the time of entering into the sale and leaseback transaction, entitled, without equally and ratably securing the debt securities then existing, to incur, issue, assume or guarantee debt secured by a lien on the property, under the provisions described above in the section entitled “—Limitations on Liens;” or

•	within 180 days after that sale or transfer, we apply to retire our funded debt, subject to credits for some voluntary retirements of funded debt, an amount equal to the greater of:

•	the net proceeds of the sale of the principal property sold and leased back under that arrangement, or

•	the fair market value of the principal property so sold and leased back.

This limitation will not apply to a sale and leaseback transaction between us and a restricted subsidiary, or between restricted subsidiaries.

“Funded debt” means notes, bonds, debt securities or other debt for money borrowed which by its terms matures at, or is extendible or renewable at the option of the lender to a date more than 12 months after the date of the creation of that debt.

This limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback:

•	the attributable value of all sale and leaseback transactions existing at that time and which are not subject to the exceptions described above, plus

•	the total amount of all existing debt secured by liens that we entered into in reliance on the penultimate paragraph of the section entitled “—Limitations on Liens”

does not exceed the greater of 10% of our consolidated capitalization or $250,000,000.

“Attributable value” means, for any sale and leaseback transaction, at the time of determination, the lesser of:

•

the sale price of the principal property so leased, multiplied by a fraction, the numerator of which is the remaining portion of the base term of the lease included in sale and leaseback transaction and the denominator of which is the base term of such lease, and

•

the total obligation, discounted to present value at the highest rate of interest specified by the terms of any series of debt securities then outstanding compounded semi-annually, of the lessee for rental payments, other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights, during the remaining portion of the base term of the lease included in that sale and leaseback transaction.

Events of Default

Events of default when used in the indenture, mean any of the following for a series of offered debt securities:

•	failure to pay any interest on any debt security for 30 days after the interest becomes due;

•	failure to pay the principal or premium, if any, on any debt security when due;

•	failure to deposit any sinking fund payment on any debt security when due;

•	failure to perform or breach of any other covenant in the indenture that continues for 60 days after written notice;

•

a default under any bond, debt security, note or other debt for money borrowed by us, including a default related to debt securities of any series other than that series, or under any mortgage, indenture or instrument, including the indenture, under which there may be issued or by which there may be secured or evidenced any debt for money borrowed by us, having an aggregate principal amount outstanding of at least $25,000,000, whether that debt now exists or is later created, which debt has become due and has not been paid, or whose maturity has been accelerated, and which debt has not been discharged or that acceleration has not been annulled within 10 business days after written notice as provided in the indenture;

•	some events of bankruptcy, insolvency or reorganization; and

•	any other event of default related to the debt securities of that series.

Any additional events of default applicable to a particular series of debt securities that we offer will be described in the applicable prospectus supplement or term sheet.

If any event of default, other than an event of default described in the second to last bullet point above for any series, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any of the debt securities of that series are original issue discount debt securities, the lesser portion of the principal amount of these debt securities as may be specified by their terms, of all of the debt securities of that series to be due and immediately payable.

If an event of default described in the sixth bullet point above occurs, the principal amount, or if any of the debt securities of that series are original issue discount securities, the portion of the principal amount of these debt securities as may be specified by their terms, will automatically become immediately due and payable, and without any declaration or other action on the part of the trustee or any holder.

The trustee is required, within 90 days after the occurrence of an event of default related to the debt securities of any series, to give to the holders of the debt securities of that series notice of the default that it actually knows of, if not cured or waived. However, except in the case of default in the payment of principal, premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided, the trustee will be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of the debt securities of that series. In addition, the notice will not be given until 30 days after the occurrence of an event of default related to the debt securities of any series in the performance of a covenant in the indenture other than for the payment of the principal, premium, if any, or interest on any debt security of that series or the deposit of any sinking fund payment with respect to the debt securities of that series.

At any time after a declaration of acceleration of any debt securities of a series is made, but before the trustee has obtained a judgment for payment of money, the holders of a majority in aggregate principal amount of the existing debt securities of that series may, under some circumstances, rescind this acceleration.

The indenture contains provisions entitling the trustee to be indemnified by the holders of the debt securities of the relevant series before proceeding to exercise any right or power under the indenture at the request of those holders. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, related to the debt securities of that series.

The holder of debt securities will not have any right to institute any proceeding related to the indenture, or for the appointment of a receiver or trustee for any other remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default related to the debt securities of that series;

•

holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute the proceeding and the holders have offered reasonable indemnity; and

•

the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series instructions which conflict with that request, within 60 days after the notice, request and offer.

The indenture requires us to file annually with the trustee a certificate executed by two of our officers, indicating whether such officers have knowledge of any default under the indenture.

The right of any holder to receive payment of the principal, premium, if any, and interest on the debt securities or to institute a legal proceeding cannot be impaired without the holder’s consent.

Modification and Waiver

With the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification or amendment, voting as one class, we and the trustee may execute supplemental indentures modifying or amending the indenture or any supplemental indenture.

Without the consent of the holder of each debt security affected by the modification, we may not:

•	change the maturity of, the principal of, or any installment of principal or interest on any debt security;

•	reduce the principal amount of the debt security;

•	reduce the rate of interest on the debt security;

•	reduce any premium payable at redemption of the debt security;

•	reduce the amount of the principal of an original issue discount security due or any other security due at acceleration of maturity;

•	change the place of payment, or coin or currency in which the principal, premium, if any, or interest on any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after maturity, or in the case of redemption or repayment, on or after the redemption or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture;

•	reduce the percentage of outstanding debt securities necessary to waive compliance with some provisions of the indenture or for waiver of some defaults; or

•	modify the foregoing requirements.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive, for that series, our compliance with some provisions of the indenture.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture for the debt securities of that series, except a default:

•	in the payment of principal, premium, if any, or interest on any debt security, or

•	related to a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

The indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action as of any date:

•	the principal amount of an original issue discount security deemed outstanding will be the amount of the principal of the original issue discount security due at acceleration of maturity to that date;

•

if, as of that date, the principal amount payable at the maturity of a debt security cannot be determined, the principal amount of the debt security deemed outstanding will be the amount determined under a board resolution and specified in an officers’ certificate, or determined in one or more supplemental indentures, prior to the issuance of the debt securities;

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units deemed outstanding will be the U.S. dollar equivalent, determined as of that date as described in the previous bullet point, of the principal amount of the debt security, or in the case of a debt security described in either of the first two bullet points, of the amount determined as described in that bullet point above; and

•

debt securities owned by us or any other obligor on the debt securities, or any affiliates of ours or of any obligor, will be disregarded and deemed not to be outstanding, except that in determining whether the trustee will be protected in relying on such request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the trustee knows to be so owned will be disregarded.

Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right to so act for the debt securities and that the pledgee is not us or any other obligor on the debt securities or any of our affiliates or other obligor.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into another entity or convey, transfer or lease our property and assets substantially as an entirety to any other entity, and we may not permit any entity to consolidate with or merge into us or convey, transfer or lease their properties and assets substantially as an entirety to us, unless:

•

any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States, any State or the District of Columbia, and this successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture in a form satisfactory to the trustee;

•	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, occurred and is continuing;

•

if, as a result of this transaction, our property or assets become subject to a lien which is not permitted by the indenture, our successor or we, as the case may be, takes the necessary steps to secure the debt securities issued under the indenture equally and ratably with debt secured by the lien; and

•	other conditions required under the indenture are met.

If we consolidate or merge into or if we convey, transfer or lease our assets substantially as an entirety, our successor will succeed to, and will be substituted for us under the indenture, and in this case, but not in the case of a lease, we will be relieved of all obligations and covenants under the indenture and debt securities.

Defeasance

Unless the applicable prospectus supplement or term sheet specifies otherwise, the following provisions relating to defeasance and discharge of debt, or relating to defeasance of some restrictive covenants under the indenture, will apply to the debt securities of any series, or to any specified part of a series.

The indenture contains a provision which permits us to elect:

•	to defease and be discharged from all of our obligations, subject to limited exceptions, related to any series of debt securities then outstanding, which we refer to as legal defeasance; or

•

to be released from our obligations under some restrictive covenants, including those described above under the section entitled “—Some Restrictive Covenants,” which we refer to as covenant defeasance.

To make this election, we must:

•

deposit in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal, premium, if any, and interest in accordance with their terms, will provide sufficient money to repay in full the series of debt securities and any mandatory sinking fund payments on the respective maturities;

•

deliver to the trustee an opinion of counsel as provided under the indenture, that holders of debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit,

defeasance and discharge and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if this deposit, defeasance and discharge had not occurred; and

•	comply with other conditions of the indenture.

If we exercised the legal defeasance option on any debt securities and these debt securities were declared due and payable because an event of default occurred, the amount of money and U.S. government obligations deposited in trust would be sufficient to pay the amounts due on the debt securities at the time of their respective maturities but may not be sufficient to pay the amounts due on the debt securities at acceleration resulting from the event of default. In that case, we would remain liable for the payments.

“U.S. government obligation” means:

•	any security which is:

•	a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged, or

•

an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in case of either this bullet point or the previous bullet point, is not callable or redeemable at the option of the issuer; and

•

any depositary receipt issued by a bank, as custodian for any U.S. government obligation which is specified in the first bullet point above and held by that bank for the account of the holder of the depositary receipt, or for any specific payment of principal or interest on any U.S. government obligation so specified and held, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian for the U.S. government obligation or the specific payment of principal or interest evidenced by the depositary receipt.

The Trustee

Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association) is the trustee under the indenture. The trustee may resign or be removed by the act of holders of a majority in principal amount of the securities of a series, with respect to one or more series of debt securities, and we may appoint a successor trustee to act for these series. If two or more persons are acting as trustee for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and any action described in this prospectus to be taken by the “trustee” may then be taken by each trustee for, and only for, the series of securities for which it is trustee.

In the ordinary course of business, Wells Fargo Bank, National Association and its affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other transactions with us and our affiliates. Wells Fargo Bank, National Association is the syndication agent and a co-lender under our revolving credit facility and maintains customary banking relationships with us. In addition, to hedge our exposure on particular securities, we have from time to time entered into transactions involving derivative instruments, such as swaps, with Wells Fargo Bank, National Association. Wells Fargo Bank, National Association also serves as the transfer agent and registrar for our common stock and as the sponsor and administrator of our Shareowner Service Plus Plan direct investment program.

Governing Law

The indenture and the offered debt securities will be governed by, and construed under, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through some combination of these methods.

The applicable prospectus supplement or term sheet will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement or term sheet. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement or term sheet specifies otherwise, the obligations of the underwriters or agents to purchase the offered securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

By Dealers

If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement or term sheet.

By Agents

We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement or term sheet. Unless otherwise indicated in the prospectus supplement or term sheet, any agent will be acting on a reasonable efforts basis for the period of its appointment.

By Direct Sales

We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement or term sheet.

General Information

Underwriters, agents and dealers that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If the applicable prospectus supplement or term sheet so indicates, we will authorize underwriters, agents or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will specify the commission payable for solicitation of the contracts.

Under agreements entered into with us, underwriters and agents who participate in the distribution of the offered securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or to contribution regarding payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Except as otherwise provided in any prospectus supplement, any offered debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell the debt securities for public offering and sale may make a market in the debt securities. The underwriters or agents are not obligated to make a market in the offered debt securities and may discontinue market making at any time without notice. We cannot predict the liquidity of the trading market for any debt securities.

In connection with an offering of our securities, underwriters, agents or dealers may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the debt securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.

VALIDITY OF THE SECURITIES

The validity of the offered debt securities will be passed upon for us by Hunton Andrews Kurth LLP. The validity of the offered common stock, and certain other matters of Florida law, will be passed upon for us by Anthony G. Morrow, Esq., our Senior Vice President, Division General Counsel, Securities & Finance. As of April 17, 2020, Anthony G. Morrow owned 5,758 shares of our common stock, 2,697 unvested Darden restricted stock units that may settle in shares of our common stock, 3,270 unvested Darden performance share units that may settle in shares of our common stock, 39 shares of our common stock held through a partnership and held options to purchase 30,854 shares of our common stock, 8,668 of which are unvested. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Darden Restaurants, Inc. as of May 26, 2019 and May 27, 2018, and for each of the years in the three-year period ended May 26, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of May 26, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT DARDEN

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.darden.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to incorporate by reference into this prospectus the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (excluding any documents or portions of documents not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended May 26, 2019;

•	Our Quarterly Report on Form 10-Q for the quarters ended August 25, 2019, November 24, 2019 and February 23, 2020 ; and

•

Our Current Reports on Form 8-K filed with the SEC on June 20, 2019 (but only with respect to Item 5.02), September  19, 2019 (but only with respect to Item 5.07), March  19, 2020 (but only with respect to Items 2.03 and 5.02), April  7, 2020 and April 13, 2020.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering of the securities described in this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can obtain those documents from our website at www.darden.com or request them in writing or by telephone at the following address or telephone number:

Investor Relations

Darden Restaurants, Inc.

1000 Darden Center Drive

Orlando, Florida 32837

1-407-245-6458

You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement or term sheet relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or term sheet is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

7,826,087 Shares

Darden Restaurants, Inc.

Common Stock

Prospectus Supplement

April 20, 2020

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities

Co-Managers

BTIG	SunTrust Robinson Humphrey	Fifth Third Securities